                                                                    EXHIBIT 2.1


================================================================================

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                 VSI ENTERPRISES, INC., a Delaware corporation,

                 ETI ACQUISITION CO.,  a Delaware corporation,

               EASTERN TELECOM, INC., a Rhode Island corporation,

                                      and

                       MARK E. MUNRO AND SUSAN S. MUNRO,
                     SHAREHOLDERS OF EASTERN TELECOM, INC.


                           _________________________

                          Dated as of October 1, 1996
                           _________________________


================================================================================

                               TABLE OF CONTENTS

                                                                                                                      Page
SECTION 1.       DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Merger of ETI into the Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Closing; Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Articles of Incorporation and Bylaws; Directors and Officers . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Closing of ETI's Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.7     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.8     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.9     Post-Closing Adjustment of Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.10    Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.11    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF ETI AND THE SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . . 6
         2.1     Due Organization; No Subsidiaries; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.2     Articles of Incorporation and Bylaws; Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.3     Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.5     Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Bank Accounts; Receivables; Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8     Equipment; Leasehold.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9     Proprietary Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.12    Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.13    Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.14    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.15    Employee and Labor Matters; Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.17    Sale of Products; Performance of Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.18    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.19    Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.20    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.21    Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.22    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.23    Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.24    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF VSI AND THE SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . .  22
         3.1     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.2     Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.3     Valid Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         3.4     Independent Investment Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.5     Due Organization; Subsidiaries; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.6     Articles of Incorporation and Bylaws; Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.7     Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.8     Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.9     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.10    Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.11    Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.12    Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.13    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.14    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.15    No Known Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.16    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 4.       CERTAIN COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1     Access and Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2     Operation of ETI's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.4     No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 5.       ADDITIONAL COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.1     Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.2     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.3     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.4     Employment and Noncompetition Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.5     Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.6     Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.7     Information Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.8     ETI Shareholder Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.9     ETI Employee Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF VSI AND THE SUBSIDIARY  . . . . . . . . . . . . . . . . . . .  32
         6.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.4     Agreements and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.5     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.6     No Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.7     No Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.8     Completion of Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.9     Shareholder Investment Certifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ETI
                 AND THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         7.4     Agreements and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.5     No Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.6     Completion of Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.8     No Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.2     Termination Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 9.       INDEMNIFICATION, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.1     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.2     Shareholders ' Indemnity Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.3     Indemnity Agreement of VSI and the Surviving Corporation . . . . . . . . . . . . . . . . . . . . . .  38
         9.4     Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 10.      REGISTRATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.1    Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.2    Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.3    Preparation; Reasonable Investigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.4    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.5    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 11.      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.1    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.2    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.3    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11.5    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.6    Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.7    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.9    Governing Law; Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.10   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.11   Remedies Cumulative; Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.12   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.13   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.15   Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.16   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.17   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





                                       iV

                                    EXHIBITS

Exhibit A        -        Certain definitions

Exhibit B        -        Directors and officers of Surviving Corporation

Exhibit C        -        C-1 Form of Employment Agreement for Mark E. Munro
                          C-2 Form of Noncompetition Agreement for Mark E. Munro
                          C-3 Form of Employment Agreement for Susan S. Munro
                          C-4 Form of Noncompetition Agreement for Susan S. Munro

Exhibit D        -        Form of Release

Exhibit E        -        Persons to execute estoppel certificates

Exhibit F        -        Form of Shareholder Investment Certification

Exhibit G        -        Form of Escrow Agreement


** Exhibits and Schedules are not included with this filing. A copy of any omitted exhibit or schedule will be furnished supplementally to the Commission upon request. **

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 1, 1996, by and among: VSI ENTERPRISES, INC., a Delaware corporation ("VSI"); ETI Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of VSI (the "Subsidiary"); EASTERN TELECOM, INC., a Rhode Island corporation ("ETI"); and MARK E. MUNRO and SUSAN S. MUNRO, the shareholders of ETI (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. VSI, ETI and the Subsidiary intend to effect a merger of ETI into the Subsidiary in accordance with this Agreement, the Rhode Island Business Corporation Act and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, ETI will cease to exist, and the Subsidiary will continue to exist as the surviving corporation of the Merger.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    C. This Agreement has been adopted and approved by the respective boards of directors of VSI, ETI and the Subsidiary.

    D. The capitalization of ETI consists of 8,000 shares of the voting common stock, no par value (the "ETI Common Stock").

    E. Mark E. Munro is the owner of 100 shares of ETI Common Stock, and Susan S. Munro is the owner of 100 shares of ETI Common Stock, together representing 100% of the issued and outstanding ETI Common Stock.

                                   AGREEMENT

    The parties to this Agreement agree as follows:

SECTION SECTION 1.        DESCRIPTION OF TRANSACTION

    1.1 MERGER OF ETI INTO THE SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), ETI shall be merged with and into the Subsidiary, and the separate existence of ETI shall cease. The Subsidiary will continue as the surviving corporation in the Merger (the "Surviving Corporation").

    1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Rhode Island Business Corporation Act and the Delaware General Corporation Law.

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, at 10:00 a.m. local time on October 1, 1996, or at such other time and date during the period from October 1, 1996 through October 15, 1996, as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger for the merger of ETI into the Subsidiary, conforming to the requirements of the Rhode Island Business Corporation Act (the "Rhode Island Certificate of Merger") shall be filed with the Secretary of State of the State of Rhode Island, and a properly executed certificate of merger for the merger of ETI into the Subsidiary, conforming to the requirements of the Delaware General Corporation Law (the "Delaware Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Rhode Island Certificate of Merger is filed with the Secretary of State of the State of Rhode Island and the Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

    1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

            (a) the Articles of Incorporation of the Subsidiary shall continue as the Articles of Incorporation of the Surviving Corporation;

            (b) the Bylaws of the Subsidiary shall continue as the Bylaws of the Surviving Corporation;

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B.

    1.5     CONVERSION OF SHARES.

            (a) Subject to Section 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of VSI, ETI, the Subsidiary or any Shareholder, each share of ETI Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8, subject to the post-Closing adjustment set forth in Section 1.9.

            (b) If any shares of ETI Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with ETI, then the shares of VSI Common Stock issued in exchange for such shares of ETI Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of VSI Common Stock may accordingly be marked with appropriate legends.

    1.6 CLOSING OF ETI'S TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of ETI Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Shareholders of ETI, and the stock transfer books of ETI shall be closed with respect to all shares of such ETI Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of ETI's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of ETI Common Stock (an "ETI Stock Certificate") is presented to VSI, such ETI Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

    1.7     EXCHANGE OF CERTIFICATES.

            (a) At the Closing, each Shareholder shall surrender its respective ETI Stock Certificate(s) to the Surviving Corporation, together with such transmittal documents as the Surviving Corporation may reasonably require, and the Surviving Corporation shall deliver, or cause VSI to deliver, to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration to be paid at Closing pursuant to Section 1.8, subject to the post-Closing adjustment set forth in Section 1.9.

            (b) No fractional shares of VSI Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of VSI Common Stock (after aggregating all fractional shares of VSI Common Stock issuable to such holder) shall, upon surrender of such Shareholder's ETI Stock Certificate(s), be paid in cash at a rate of $3.00 per share in lieu of such fractional shares.

            (c) Until surrendered as contemplated by this Section 1.7, each ETI Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any ETI Stock Certificate shall have been lost, stolen or destroyed, VSI may, in its discretion and as a condition precedent to the issuance of any certificate representing VSI Common Stock, require the owner of such lost, stolen or destroyed ETI Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as VSI may reasonably direct) as indemnity against any claim that may be made against VSI with respect to such ETI Stock Certificate.

            (d) The shares of VSI Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (e) VSI shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of ETI Common Stock pursuant to this Agreement such amounts as VSI may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (f) VSI shall not be liable to any holder or former holder of ETI Common Stock for any shares of VSI Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 MERGER CONSIDERATION. The aggregate merger consideration to be paid by VSI to the Shareholders in consideration of the Merger ("Merger Consideration") shall be (i) $3,500,000, which shall be paid by VSI to the Shareholders by cashier's check or wire transfer (receipt confirmed) to an account or accounts designated by Shareholders of immediately available funds on the Closing Date; and (ii) subject to the post-Closing adjustment set forth in Section 1.9, 2,007,339 shares of VSI Common Stock. Of the 2,007,339 shares of VSI Common Stock comprising a portion of the Merger Consideration, 1,807,339 shares will be delivered to the Shareholders upon the surrender of their respective ETI Stock Certificate(s) at the Closing in accordance with Section 1.7, and 200,000 shares (the "Escrow Shares") shall be delivered into escrow pursuant to the Escrow Agreement attached as Exhibit G hereto (the "Escrow Agreement"). The Escrow Shares shall be subject to the post-Closing adjustment of the Merger Consideration described in Section 1.9 as well as any claims of VSI or the Surviving Corporation arising under Section 9.2.

    1.9     POST-CLOSING ADJUSTMENT OF MERGER CONSIDERATION.

            (a) As promptly as practicable following the Closing Date (and in any case within 30 days thereafter), VSI shall prepare and VSI's accountants shall review, at VSI's expense, a balance sheet of ETI as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP and in the same manner as the audited financial statements of ETI dated December 31, 1995 prepared by Ernst & Young, L.L.P. The Shareholders shall provide full access to all information reasonably available to Shareholders which is requested by VSI's accountants for the audit of the Closing Balance Sheet. VSI's accountants shall complete the review of the Closing Balance Sheet within 45 days following the

Closing Date. VSI shall deliver the reviewed Closing Balance Sheet to the Shareholders promptly upon its completion. The Shareholders and their accountants shall be given full access upon request to all work papers or other materials used by VSI and its accountants in the review of the Closing Balance Sheet.

            (b) Within 15 days after receiving the Closing Balance Sheet, the Shareholders shall deliver to VSI a detailed statement describing the Shareholders' objections, if any, to the Closing Balance Sheet. If no objections are delivered to VSI within such 15 day period, the Closing Balance Sheet shall become final and binding upon the parties. If VSI does receive a statement of objections from the Shareholders, the parties will endeavor to reconcile any differences and agree upon a final Closing Balance Sheet. If the parties are unable to agree upon a final Closing Balance Sheet within 15 days following VSI's receipt of Shareholders' list of objections, at the request of either party the outstanding matters shall be submitted for resolution by a mutually acceptable nationally recognized independent certified public accounting firm in the United States. If the parties are unable to agree upon the selection of an accounting firm, each party will submit the name of one firm having no prior or current relationship with such party and one of the two firms shall be selected at random. Each of the parties shall bear one-half of the fees and expenses of the accounting firm so selected. Such accounting firm shall attempt to make a final determination of all issues and prepare a final Closing Balance Sheet as promptly as practicable, and both parties agree to cooperate fully with such accounting firm. The Closing Balance Sheet prepared by such accounting firm shall be final and binding upon the parties.

            (c) To the extent the amount of the shareholders' equity shown on the Closing Balance Sheet is less than $897,000, the Shareholders shall, within 10 days following final determination of the Closing Balance Sheet pursuant to subsection (b) above, deliver written instructions to the Escrow Agent to distribute to VSI that number of Escrow Shares having a value, determined in accordance with the Escrow Agreement, equal to the full amount by which the shareholders' equity is less than $897,000 (determined as aforesaid).

            (d) To the extent the amount of the shareholders' equity shown on the Closing Balance Sheet is greater than $1,300,000, VSI shall, on the date that is two years following final determination of the Closing Balance Sheet pursuant to subsection (b) above, deliver to the Shareholders that number of shares of VSI Common Stock having a value, determined as hereinafter provided, equal to the full amount by which the shareholders' equity is greater than $1,300,000 (determined as aforesaid). For purposes of this subsection (d), the number of shares of VSI Common Stock to be delivered shall be determined by the average of the closing bid price of VSI Common Stock for the ten trading days immediately preceding the date of delivery. No fractional shares shall be distributed.

            (e) The obligation of the Shareholders to pay the post-Closing adjustment of the Merger Consideration as described in this Section 1.9 shall be a limited obligation of the Shareholders payable solely from, and only to the extent of, the Escrow Shares held by the Escrow Agent.

    1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by VSI to be necessary or desirable to carry out the purposes of this Agreement or to vest VSI with full right, title and possession of and to all rights and property of ETI, the officers and directors of VSI shall be fully authorized (in the name of ETI and otherwise) to take such action.

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF ETI AND THE SHAREHOLDERS

                 ETI and the Shareholders, jointly and severally, represent and warrant, to and for the benefit of VSI and the Subsidiary, as follows as of the date hereof and as of the Closing Date:

         2.1     DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                 (a) ETI is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.


                 (b) ETI has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names set forth in part 2.1(b) of the Disclosure Schedule.

                 (c) ETI is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on ETI. Except as otherwise noted in Part 2.1(c) of the Disclosure Schedule, ETI is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

                 (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the ETI's board of directors, (ii) the names of the members of each committee of ETI's board of directors, and
(iii) the names and titles of ETI's officers.

                 (e) ETI has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. ETI has delivered to VSI accurate and complete copies of: (i) ETI's articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of ETI; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of ETI, the board of directors of ETI and all committees of the board of directors of ETI. There have been no meetings or other proceedings or actions of the shareholders of ETI, the board of directors of ETI or any committee of the board of directors of ETI, in which transactions of a material nature were acted upon, that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of ETI's articles of incorporation or bylaws or of any resolution adopted by ETI's shareholders, ETI's board of directors or any committee of ETI's board of directors. The stock records, minute books and other records of ETI are accurate, up-to-date and complete in all material respects.

         2.3     CAPITALIZATION, ETC.

                 (a) The authorized capital stock of ETI consists of 8,000 shares of common stock, no par value of which 200 shares have been issued and are outstanding. There are no shares of capital stock held in ETI's treasury.
Part 2.3(a) of the Disclosure Schedule sets forth the names of ETI's shareholders and the number of shares of ETI common stock owned of record by each of such shareholders. All of the outstanding shares of ETI common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer, except for restrictions set forth in Section 8.1 of the Bylaws of ETI.


                 (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of ETI; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of ETI; (iii) Contract under which ETI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of ETI. ETI has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.


                 (c) All outstanding shares of ETI Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.


                 (d) ETI has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

        2.4      FINANCIAL STATEMENTS.

                 (a) ETI has delivered to VSI the following financial statements and notes (collectively, the "Company Financial Statements"):

                          (i) audited balance sheets of ETI as of December 31, 1995 and 1994 and the related statements of income of ETI for the years then ended and the accompanying report of Ernst & Young LLP, independent certified public accountants; and


                          (ii) unaudited, management-prepared balance sheet of ETI as of August 31, 1996 (the unaudited balance sheet as of August 31, 1996 is hereinafter referred to as the "Unaudited Balance Sheet"), and the related unaudited statements of income, statements of shareholders' equity and statements of cash flows of ETI for the eight-month periods then ended.

                 (b) The Company Financial Statements for the years ended December 31, 1995 and 1994 which have been audited by Ernst & Young LLP have been prepared in accordance with generally accepted accounting principles, are accurate and complete in all material respects, and fairly present the financial position of ETI as of the respective dates thereof and the results of operations and cash flows of ETI for the periods covered thereby. The Company Financial Statements for the eight-month period from January 1, 1996 through August 31, 1996, which have been prepared by management of ETI, have been prepared on an accrual basis but not necessarily in accordance with generally accepted accounting principles. The Company Financial Statements do not accrue any liability for corporate income taxes since ETI has elected Subchapter "S" tax status (see Notes to the December 31, 1995 audited financial statements of Ernst & Young LLP). In addition, "accounts receivable" reflected in the Company Financial Statements include aggregate commissions payable to ETI by all customers (of ETI's customers, e.g., NYNEX) who have entered into purchase agreements for products and services as of the date of such financial statements whether or not such products and services have actually been installed or "cut-over" by such date.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since August 31, 1996:

                 (a) there has not been any material adverse change in ETI's business, condition, assets, liabilities, operations, or financial performance, and, to the knowledge of ETI and the Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on ETI;

                 (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of ETI's assets (whether or not covered by insurance);

                 (c) ETI has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities except as disclosed in Part 2.5(c) of the Disclosure Schedule;

                 (d) ETI has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                 (e) there has been no amendment to ETI's articles of incorporation or bylaws, and ETI has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                 (f) ETI has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                 (g) ETI has not made any capital expenditure which, when added to all other capital expenditures made by ETI since August 31, 1996, exceeds $30,000 in the aggregate;

                 (h) ETI has not, except in the ordinary course of business, (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or
(ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any material rights or obligations;

                 (i) ETI has not, except in the ordinary course of business, (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with ETI's past practices;

                 (j) ETI has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                 (k) ETI has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with ETI's past practices;

                 (l) ETI has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                 (m) ETI has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                 (n) ETI has not changed any of its methods of accounting or accounting practices in any respect;

                 (o)      ETI has not made any Tax election;

                 (p)      ETI has not commenced or settled any Legal
Proceeding;

                 (q) ETI has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (r) ETI has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.5     TITLE TO ASSETS.

                 (a) ETI owns, and has good title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule and all of ETI's rights, if any, under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in ETI's books and records as being owned by ETI. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by ETI free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of ETI.

                 (b) Part 2.6(b) of the Disclosure Schedule identifies all material assets that are being leased or licensed to ETI.

         2.7     BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                 (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of ETI at any bank or other financial institution.

                 (b) Part 2.7(b) of the Disclosure Schedule provides a breakdown and aging of all accounts receivable, notes receivable and other receivables of ETI as of August 31, 1996. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of ETI (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since August 31, 1996 and have not yet been collected) (i) represent valid obligations of customers of ETI arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and, to the best knowledge of ETI and the Shareholders, will be collected in full, without any counterclaim or set off, when due.

                 (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person (e.g., NYNEX) that (together with such Person's affiliates) accounted for more than $50,000 of the net revenues of ETI in 1995 or 1996. ETI has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with ETI or to reduce the volume of business transacted by such Person with ETI below historical levels.

                 (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by ETI for products, systems and services.

         2.8     EQUIPMENT; LEASEHOLD.

                 (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to ETI. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in usable condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of ETI's business in the manner in which such business is currently being conducted.

                 (b) ETI does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

         2.9     PROPRIETARY ASSETS.

                 (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application.
Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by ETI. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by ETI (except for any Company Proprietary Asset that is licensed to ETI under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by ETI. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, ETI has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, ETI is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, ETI is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

                 (b) To the best knowledge of ETI and the Shareholders, none of ETI's Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best knowledge of ETI and the Shareholders, (i) ETI is not infringing, misappropriating or making any unlawful use of, and (ii) ETI has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of ETI and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                 (c) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable ETI to conduct its business in the manner in which such business has been conducted. Except as set forth in Part 2.9(c) of the Disclosure Schedule, (i) ETI has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) ETI has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                 (d) Part 2.9(d) of the Disclosure Schedule sets forth all current and former employees of ETI who have executed and delivered to ETI written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of non-competition agreement attached to the Disclosure Schedule as Appendix 2.9. ETI has never engaged or received services from any consultant or independent contractor in connection with the design or development of any Proprietary Asset.

         2.10    CONTRACTS.

                 (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":
                          (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

                          (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                          (iii) any Contract imposing any restriction on ETI's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                          (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                          (v) any Contract relating to the acquisition, issuance or transfer of any securities;

                          (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by ETI;

                          (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                          (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                          (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                          (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between ETI and any contractor or subcontractor to any Governmental Body);

                          (xi) any Contract entered into outside the ordinary course of business or inconsistent with ETI's past practices;

                          (xii) any Contract that has a term of more than 60 days and that may not be terminated by ETI (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

                          (xiii)  any Contract that contemplates or involves
         (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.


                 (b) ETI has delivered to VSI accurate and complete copies of all written Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by ETI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                 (c)      Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                          (i) ETI has not violated or breached in any material respect, or committed any material default under, any Company Contract, and, to the best knowledge of ETI and the Shareholders , no other Person has violated or breached in any material respect, or committed any material default under, any Company Contract;

                          (ii)    to the best knowledge of ETI and the
         Shareholders, except as disclosed in Part 2.22 of the Disclosure Schedule with respect to the execution and performance of this Agreement, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract.

                          (iii) since August 10, 1990, ETI has not received any notice or other communication regarding (A) any actual or possible violation or breach of, or default under, any Company Contract, or (B) any actual or possible termination of any Company Contract; and

                          (iv) except as set forth in Part 2.10(d) of the Disclosure Schedule, ETI has not expressly waived in writing any of its material rights under any Contract.

                 (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to ETI under any Company Contract or any other term or provision of any Company Contract, except price negotiations in the ordinary course of ETI's business, including but not limited to negotiated commissions on large orders as disclosed in Part 2.10(d) of the Disclosure Schedule.

                 (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable ETI to conduct its business in the manner in which its business is currently being conducted.

                 (f) Part 2.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by ETI.

         2.11 LIABILITIES. ETI has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by ETI since August 31, 1996, in the ordinary course of business and consistent with ETI's past practices; and (iii) the liabilities identified in
Part 2.11(a) of the Disclosure Schedule.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. ETI is, and has at all times since August 10, 1990 been, in compliance in all material respects with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on ETI. Except as set forth in Part
2.12 of the Disclosure Schedule, since August 10, 1990, ETI has not received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13    GOVERNMENTAL AUTHORIZATIONS.  Part 2.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by ETI, and ETI has delivered to VSI accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable ETI to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. ETI is, and at all times since August 10, 1990 has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule. Since August 10, 1990, ETI has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14    TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of ETI with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns")
(i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance in all material respects with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. ETI has delivered to VSI accurate and complete copies of all Company Returns filed since August 10, 1990.

                 (b) The Company Financial Statements accrue no liabilities for Taxes with respect to all periods through the dates thereof.

                 (c) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to August 10, 1990 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. ETI has delivered to VSI accurate and complete copies of all audit reports and similar documents (to which ETI has access) relating to the Company Returns. Except as set forth in
Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by ETI or any other Person), and no such extension or waiver has been requested from ETI.

                 (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or, to the best knowledge of ETI and the Shareholders, has been threatened against or with respect to ETI in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by ETI. There are no liens for Taxes upon any of the assets of ETI, except liens for current Taxes not yet due and payable. ETI has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. ETI has not been, and ETI will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                 (e) Except as set forth in Part 2.14(e) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of ETI that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. ETI is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15    EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                 (a) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of ETI as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. ETI is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                 (b) Part 2.15(b) of the Disclosure Schedule identifies each employee of ETI who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

                 (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by ETI for the benefit of any current or former employee of ETI.

                 (d) ETI does not maintain, sponsor or contribute to, and, to the best of the knowledge of ETI and the Shareholders , ETI has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of ETI (a "Pension Plan").

                 (e) ETI does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of ETI (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                 (f)      With respect to each Plan, ETI has delivered to VSI:

                          (i) an accurate and complete copy of such Plan (including all amendments thereto);

                          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1994 and 1995;

                          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

                          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                 (g) ETI is not required to be, and, to the best knowledge of ETI and the Shareholders , ETI has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. ETI has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code.
To the best knowledge of ETI and the Shareholders , ETI has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in
Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

                 (h) ETI does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

                 (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of ETI after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of ETI (or their beneficiaries)).

                 (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                 (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

                 (l)      Each of the Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither ETI, nor any of the Shareholders are aware of any reason why any such determination letter should be revoked.

                 (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of ETI (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                 (n) ETI is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

                 (o) ETI has good labor relations, and neither ETI nor any of the Shareholders has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on ETI's labor relations, or (ii) any of ETI's employees intends to terminate his or her employment with ETI.

         2.16 ENVIRONMENTAL MATTERS. ETI is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. ETI possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and ETI is and has at all times been in compliance in all material respects with the terms and requirements of all such Governmental Authorizations. ETI has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that ETI is not in compliance with any Environmental Law, and, to the best of the knowledge of ETI and the Shareholders , there are no circumstances that could reasonably be expected to prevent or interfere with ETI's compliance with any Environmental Law in the future. To the best of the knowledge of ETI and the Shareholders , no current or prior owner of any property leased or controlled by ETI has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or ETI is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by ETI pursuant to Environmental Laws are identified in Part
2.16 of the Disclosure Schedule.

         2.17    SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                 (a) Other than normal cancellations, modifications and returns for refunds in the ordinary course of business at levels consistent with past experience under ETI's standard return policy, ETI will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by ETI on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by ETI on or prior to the Closing Date.

                 (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since August 10, 1990, asserted or threatened to assert any claim against ETI (other than claims that have been resolved satisfactorily at no material cost to ETI) under or based upon (i) any warranty provided by or on behalf of ETI, or (ii) any services performed by ETI.

         2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of ETI and with respect to any claims made thereunder. ETI has delivered to VSI accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since August 10, 1990, ETI has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since August 10, 1990 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of ETI; (b) no Related Party is, or has at any time since August 10, 1990 been, indebted to ETI; (c) since August 10, 1990, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving ETI; (d) no Related Party is competing, or has at any time since August 10, 1990 competed, directly or indirectly, with ETI; and (e) no Related Party has any claim or right against ETI (other than rights to receive compensation for services performed as an employee of ETI). For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since August 10, 1990 been, an officer or director of ETI; (iii) each individual who is, or who at any time since August 10, 1990 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than ETI) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         2.20    LEGAL PROCEEDINGS; ORDERS.

                 (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best knowledge of ETI and the Shareholders , no Person has threatened to commence any Legal
Proceeding: (i) that involves ETI or any of the material assets owned or used by ETI; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of ETI and the Shareholders , except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                 (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, ETI.

                 (c) There is no order, writ, injunction, judgment or decree to which ETI, or any of the material assets owned or used by ETI, are subject. Neither the Shareholders nor ETI is subject to any order, writ, injunction, judgment or decree that relates to ETI's business or to any of the assets owned or used by ETI. To the best knowledge of ETI and the Shareholders, no officer or other employee of ETI is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to ETI's business.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Shareholders and ETI have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by ETI of this Agreement has been duly authorized by all necessary action on the part of ETI and its board of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of the Shareholders and ETI, enforceable against the Shareholders and ETI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                 (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of ETI's articles of incorporation or bylaws, or (ii) any resolution adopted by ETI's shareholders, ETI's board of directors or any committee of ETI's board of directors;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which ETI, or any of the assets owned or used by ETI, are subject;

                 (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by ETI or that otherwise relates to ETI's business or to any of the assets owned or used by ETI;

                 (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

                 (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by ETI (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of ETI).

Except as set forth in Part 2.22 of the Disclosure Schedule, ETI is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.23 SOFTWARE. Part 2.23 of the Disclosure Schedule contains a complete list of all computer software which is material to ETI's business and which has been designed specifically for use or sale by ETI or as to which ETI claims any proprietary rights (the "Software"). To the knowledge of ETI and the Shareholders , ETI is not infringing or otherwise acting adversely to the right of any party under or in respect to the Software. There is no claim for damages or any proceeding pending, or to the knowledge of ETI and the Shareholders threatened, with respect thereto, and ETI and Shareholders have no knowledge that any third party is infringing or otherwise acting adversely to the right of ETI under or in respect to any Software owned by ETI.

         2.24 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and Shareholders' Closing Certificate (as defined in
Section 6.4(f)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF VSI AND THE SUBSIDIARY

                 VSI and the Subsidiary, jointly and severally, represent and warrant to ETI and the Shareholders as follows:

         3.1     SEC FILINGS; FINANCIAL STATEMENTS.

                 (a) VSI has delivered to ETI accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by VSI with the SEC between January 1, 1996 and the date of this Agreement (the "VSI SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the VSI SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the VSI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) The consolidated financial statements contained in the VSI SEC Documents: (i) accurate and complete in all respects and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of VSI as of the respective dates thereof and the consolidated results of operations of VSI for the periods covered thereby.


         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. VSI and the Subsidiary each have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by VSI and the Subsidiary of this Agreement have been duly authorized by all necessary action on the part of VSI and the Subsidiary and their respective boards of directors. This Agreement shall constitute the legal, valid and binding obligation of VSI and the Subsidiary, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 VALID ISSUANCE. The VSI Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         3.4 INDEPENDENT INVESTMENT DECISION. VSI acknowledges that it has had full access to and the opportunity to review all information regarding ETI referenced in this Agreement, and on the basis of such information has made an independent review and investigation of the financial merits and risks of the Merger and through such independent review and investigation has chosen to cause the Subsidiary to merge with ETI, pursuant to the terms and conditions of this Agreement; provided, however, that this representation shall in no way limit or mitigate any liability of ETI or the Shareholders resulting from the breach of any representation or warranty contained in Section 2 of this Agreement or the obligation of ETI and the Shareholders to indemnify VSI pursuant to Section 9 of this Agreement.

         3.5     DUE ORGANIZATION; SUBSIDIARIES; ETC.

                 (a) VSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under this Agreement.

                 (b)      VSI has the following subsidiaries:
Videoconferencing Systems, Inc., a Delaware corporation; VSI Solutions, Inc., a Delaware corporation; VSI Network Services, Inc., a Delaware corporation; Videoconferencing Systems Limited, a United Kingdom corporation;
Videoconferencing Systems N.V., a Belgium corporation; and ETI Acquisition Co.

         3.6 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. VSI has delivered to ETI accurate and complete copies of VSI's certificate of incorporation and bylaws, including all amendments thereto. There has not been any violation of any of the provisions of VSI's certificate of incorporation or bylaws.

         3.7     CAPITALIZATION, ETC.

                 (a) The authorized capital stock of VSI consists of 46,000,000 shares of common stock, $.00025 par value, of which 34,525,506 shares have been issued and are outstanding, and 800,000 shares of preferred stock, of which none have been issued and are outstanding. All of the outstanding shares of VSI common stock have been duly authorized and validly issued, and are fully paid and non-assessable.

                 (b) All outstanding shares of VSI common stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements.

         3.8 ABSENCE OF CHANGES. Except as disclosed in the VSI Information Statement, since June 30, 1996:

                 (a) there has not been any material adverse change in VSI's business, condition, assets, liabilities, operations, financial performance or prospects no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on VSI;

                 (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of VSI's assets (whether or not covered by insurance);

                 (c) VSI has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                 (d) VSI has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                 (e) there has been no amendment to VSI's certificate of incorporation or bylaws, and VSI has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (f) VSI has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                 (g) VSI has not made any capital expenditure which, when added to all other capital expenditures made by VSI since June 30, 1996, exceeds $100,000 in the aggregate;

                 (h) VSI has not, except in the ordinary course of business, (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or
(ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any material rights or obligations;

                 (i) VSI has not, except in the ordinary course of business, (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with VSI's past practices;

                 (j) except in the ordinary course of business, VSI has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                 (k) VSI has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with VSI's past practices;

                 (l) VSI has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                 (m) VSI has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee having a base annual salary in excess of $75,000;

                 (n) VSI has not changed any of its methods of accounting or accounting practices in any respect;

                 (o)      VSI has not made any Tax election;

                 (p)      VSI has not commenced or settled any Legal
Proceeding;

                 (q) VSI has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (r) VSI has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.


         3.9 LIABILITIES. VSI has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the VSI SEC Documents; and (ii) accounts payable or accrued salaries that have been incurred by VSI since June 30, 1996, in the ordinary course of business and consistent with VSI's past practices.

         3.10 COMPLIANCE WITH LEGAL REQUIREMENTS. VSI is in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on VSI. VSI has not received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         3.11 GOVERNMENTAL AUTHORIZATIONS. VSI holds all Governmental Authorizations necessary to enable VSI to conduct its business in the manner in which its business is currently being conducted, and all such Governmental Authorizations are valid and in full force and effect. VSI is in compliance with the material terms and requirements of such Governmental Authorizations. Since June 30, 1996, VSI has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         3.12 RELATED PARTY TRANSACTIONS. Except as set forth in the VSI SEC Documents: (a) no Related Party has, and no Related Party has at any time since June 30, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of VSI; (b) no Related Party is, or has at any time since June 30, 1996 been, indebted to VSI; (c) since June 30, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving VSI; (d) no Related Party is competing, or has at any time since June 30, 1996 competed, directly or indirectly, with VSI; and (e) no Related Party has any claim or right against VSI (other than rights to receive compensation for services performed as an employee of VSI). For purposes of this Section 3.12, each of the following shall be deemed to be a "Related Party": (i) each holder of 5% or more of VSI Common Stock; (ii) each individual who is, or who has at any time since June 30, 1996 been, an officer or director of VSI; (iii) each individual who is, or who at any time since June 30, 1996 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than VSI) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         3.13    LEGAL PROCEEDINGS; ORDERS.

                 (a) Except as set forth in the VSI SEC Documents, there is no pending Legal Proceeding, and, to the best of the knowledge of VSI, no Person has threatened to commence any Legal Proceeding: (i) that involves VSI or any of the material assets owned or used by VSI; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of VSI, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                 (b) There is no order, writ, injunction, judgment or decree to which VSI, or any of the material assets owned or used by VSI, are subject. VSI is not subject to any order, writ, injunction, judgment or decree that relates to VSI's business or to any of the assets owned or used by VSI.
To the best knowledge of VSI, no officer or other employee of VSI is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to VSI's business.

         3.14 NON-CONTRAVENTION; CONSENTS. Except as set forth in the VSI SEC Documents, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                 (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of VSI's certificate of incorporation or bylaws, or
(ii) any resolution adopted by VSI's shareholders, VSI's board of directors or any committee of VSI's board of directors;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which VSI, or any of the assets owned or used by VSI, are subject;

                 (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by VSI or that otherwise relates to VSI's business or to any of the assets owned or used by VSI;

                 (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract, or give any Person the right to (i) declare a default or exercise any remedy under any material contract, (ii) accelerate the maturity or performance of any material contract, or (iii) cancel, terminate or modify any material contract; or

                 (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by VSI (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of VSI).

VSI is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         3.15 NO KNOWN BREACH. VSI has reviewed the warranties and representations of ETI contained in Section 2 and the Disclosure Schedule and knows of (i) no breach of any representation, warranty or covenant made by ETI and/or the Shareholders and (ii) no occurrence, event, condition, document, instrument or other matter regarding ETI and/or the Shareholders which has not been disclosed and which, by such non-disclosure, would constitute a breach of this Agreement.

         3.16 FULL DISCLOSURE. This Agreement and the VSI SEC Documents do not, and VSI's Closing Certificate (as defined in Section 7.4(d)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 4.       CERTAIN COVENANTS

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), each party hereto shall, and shall cause its Representatives to: (a) provide the other party hereto and its Representatives with reasonable access to its Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such party; and (b) provide such party's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to such party, and with such additional financial, operating and other data and information regarding such party, as the other party may reasonably request.

         4.2 OPERATION OF ETI'S BUSINESS. During the Pre-Closing Period, unless VSI otherwise consents in writing, which consent shall not be unreasonably withheld or delayed:

                 (a) ETI shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                 (b) ETI shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with ETI;

                 (c) ETI shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

                 (d) ETI shall cause its officers to report regularly to VSI concerning the status of ETI's business;

                 (e) Subject to the limitation set forth in Section 2.24, ETI shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                 (f) ETI shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                 (g) neither ETI, nor any of the Shareholders, shall amend or permit the adoption of any amendment to ETI's articles of incorporation or bylaws, or effect or permit ETI to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (h) ETI shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                 (i) ETI shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of ETI during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

                 (j) ETI shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                 (k) ETI shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by ETI pursuant to Contracts that are not Material Contracts;

                 (l) ETI shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that ETI may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

                 (m) ETI shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual base compensation (excluding commissions and bonuses) is expected to exceed $60,000;

                 (n) ETI shall not change any of its methods of accounting or accounting practices in any respect;

                 (o)      ETI shall not make any Tax election;

                 (p)      ETI shall not commence or settle any Legal
Proceeding;

                 (q) ETI shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (r) ETI shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

         4.3     NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                 (a) During the Pre-Closing Period, each party shall promptly notify the other parties in writing of:

                          (i) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by such party in this Agreement;

                          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by such party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                          (iii) any breach of any covenant or obligation of such party; and

                          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                 (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then ETI or the Shareholders shall promptly deliver to VSI an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by ETI or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, neither ETI nor any of the Shareholders shall, directly or indirectly:

                 (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than VSI) relating to a possible Acquisition Transaction;

                 (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than VSI) relating to or in connection with a possible Acquisition Transaction; or

                 (c) consider, entertain or accept any proposal or offer from any Person (other than VSI) relating to a possible Acquisition Transaction.

ETI shall promptly notify VSI in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by ETI or any of the Shareholders during the Pre-Closing Period.

SECTION 5.       ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. ETI shall promptly deliver to VSI a copy of each such filing made, each such notice given and each such Consent obtained by ETI during the Pre-Closing Period. VSI shall promptly deliver to ETI a copy of each such filing made, each such notice given and each such Consent obtained by VSI during the Pre-Closing Period.

         5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) no party shall issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the prior written consent of the other party; provided, however, that with respect to any press release or public statement regarding the Merger that VSI reasonably believes to be required by any Legal Requirement, VSI may issue such press release or public statement after consultation with ETI.

         5.3 BEST EFFORTS. During the Pre-Closing Period, (a) ETI and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) VSI shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.4 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At the Closing, Mark E. Munro shall execute and deliver to VSI an Employment Agreement in the form of Exhibit C-1 and a Noncompetition Agreement in the form of Exhibit C-2, and Susan S. Munro shall execute and deliver to VSI an Employment Agreement in the form of Exhibit C-3 and a Noncompetition Agreement in the form of Exhibit C-4.

         5.5 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to VSI a Release in the form of Exhibit D (the "Release").

         5.6 ESCROW AGREEMENT. At the Closing, VSI and the Shareholders shall execute and deliver the Escrow Agreement.

         5.7 INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, VSI and ETI shall jointly prepare an Information Statement relating to the approval of the Merger by the ETI shareholders (the "Information Statement").

         5.8 ETI SHAREHOLDER CONSENT. The Shareholders shall, in accordance with the articles of incorporation and bylaws of ETI and the applicable requirements of the Rhode Island Business Corporation Act, take action by written consent as promptly as practicable to approve the Merger and this Agreement ("ETI Shareholders' Consent"). ETI shall cause a copy of the Information Statement to be delivered to each shareholder of ETI. As promptly as practicable after the delivery of copies of the Information Statement to all shareholders, ETI shall use its best efforts to cause each of such shareholders to execute and deliver to VSI a Shareholder Investment Certification in the form of Exhibit F.

         5.9 ETI EMPLOYEE OPTIONS. As promptly as practicable after the Effective Date, and in no event later than October 31, 1996, VSI will issue non-qualified options to not more than 13 current employees of ETI, who shall be designated by the shareholders in writing to VSI, to purchase an aggregate of 127,754 shares of VSI Common Stock at an exercise price of $.00025 per share. Said options shall expire December 31, 2001. The recipients of said options shall be granted "piggyback" registration rights with respect to the VSI Common Stock to be issued upon the exercise of said options.

SECTION 6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF VSI AND THE SUBSIDIARY

         The obligations of VSI and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by ETI and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to VSI in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that ETI or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.4 AGREEMENTS AND DOCUMENTS. VSI shall have received the following agreements and documents, each of which shall be in full force and effect:

                 (a) the Employment Agreements and the Noncompetition Agreements referred to in Section 5.4 executed by Mark E. Munro and Susan S. Munro;

                 (b)      a Release, executed by each of the Shareholders ;

                 (c) the Escrow Agreement, executed by each of the Shareholders;

                 (d) estoppel certificates, each dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to VSI, executed by the Persons identified on Exhibit E and by such other Persons as VSI may reasonably specify;

                 (e) a legal opinion of Duffy & Sweeney, dated as of the Closing Date, satisfactory in form and substance to VSI and its counsel;

                 (f) a certificate executed by ETI and the Shareholders and containing the representation and warranty of ETI and each Principal Shareholder that each of the representations and warranties set forth in
Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "ETI and Shareholders ' Closing Certificate"); and

                 (g) a waiver, executed by ETI and the Shareholders, of the provisions of Article VIII of the bylaws of ETI.

         6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in ETI's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

         6.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by the Shareholders of any material right pertaining to their ownership of VSI Common Stock.

         6.8 COMPLETION OF DUE DILIGENCE. VSI shall have completed its due diligence investigation of ETI and shall have been satisfied with the results thereof.

         6.9 SHAREHOLDER INVESTMENT CERTIFICATIONS. Shareholder Investment Certifications in the form of Exhibit F executed by each of the Shareholders of ETI shall have been delivered to VSI.

SECTION 7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ETI AND THE
                 SHAREHOLDERS.

         The obligations of ETI and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by VSI and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to ETI in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that VSI is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         7.4     AGREEMENTS AND DOCUMENTS.

                 (a) VSI and the Shareholders shall have entered into the Employment Agreements described in Section 6.4(a);

                 (b)      VSI shall have entered into the Escrow Agreement;

                 (c) ETI and the Shareholders shall have received a legal opinion of Smith, Gambrell & Russell in form and substance satisfactory to ETI, the Shareholders and their counsel; and

                 (d) ETI and the Shareholders shall have received a certificate executed by VSI and the Subsidiary, and containing the representation and warranty of VSI and the Subsidiary that each of the representations and warranties set forth in Section 3 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied (the "VSI Closing Certificate").

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by ETI shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by ETI illegal.

         7.6 COMPLETION OF DUE DILIGENCE. ETI shall have completed its due diligence investigation of VSI and shall have been satisfied with the results thereof.

         7.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in VSI's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

         7.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by VSI of any material right pertaining to this Agreement.

SECTION 8.       TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                 (a) by VSI if VSI reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of VSI to comply with or perform any covenant or obligation of VSI set forth in this Agreement);

                 (b) by ETI if ETI reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of ETI or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement);

                 (c) by VSI at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                 (d) by ETI at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

                 (e) by VSI if the Closing has not taken place on or before October 15, 1996 (other than as a result of any failure on the part of VSI to comply with or perform any covenant or obligation of VSI set forth in this Agreement);

                 (f) by ETI if the Closing has not taken place on or before October 15, 1996 (other than as a result of the failure on the part of ETI or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to VSI);





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

                 (g) by ETI if the average closing bid price of VSI Common Stock for the ten trading days prior to the Closing Date is less than $1.93; or

                 (h)      by the mutual consent of VSI and ETI.

         8.2 TERMINATION PROCEDURES. If VSI wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), VSI shall deliver to ETI a written notice stating that VSI is terminating this Agreement and setting forth a brief description of the basis on which VSI is terminating this Agreement. If ETI wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(f) or Section 8.1(g), ETI shall deliver to VSI a written notice stating that ETI is terminating this Agreement and setting forth a brief description of the basis on which ETI is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement shall terminate and this Agreement shall be of no further effect.

SECTION 9.       INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of ETI, the Shareholders, VSI and the Subsidiary contained in this Agreement shall survive the Closing and shall continue for a period of nine months following the Closing Date; except that representations and warranties contained in Sections 2.3 and 2.6(a)(i) (with respect to computers, furniture and equipment) shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Section 9 prior to the expiration of such representation or warranty.

         9.2     SHAREHOLDERS' INDEMNITY AGREEMENT.

                 (a) Subject to the limitations of paragraphs (b), (c),(d) and (e) of this Section, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless VSI and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) reasonable attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by VSI, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of VSI") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

                          (i) any period or periods of ETI ending prior to the Closing and which involve any claims against VSI, ETI, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of ETI or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of ETI prior to the Closing unless such liability was disclosed on the Financial Statements or in this Agreement or Disclosure Schedule;

                          (ii) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of ETI or the Shareholders contained in any certificate furnished or to be furnished to VSI by ETI or the Shareholders pursuant to this Agreement;

                          (iii) any breach or nonfulfillment (unless waived) on the Part of ETI or the Shareholders of any covenant contained in this Agreement;

                          (iv) the failure of ETI or the Shareholders to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of ETI in the manner presently conducted after the Closing Date, unless VSI is expressly notified in writing of such failure prior to Closing and elects to consummate the Closing notwithstanding such notification, in which case such failure shall not subject ETI or the Shareholders to any liability whatsoever under this Agreement or otherwise; and

                          (v) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from ETI or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

                 (b) Notwithstanding anything to the contrary set forth in this Agreement or any Exhibit, Schedule or related agreement, no amounts of indemnity shall be payable in the case of a claim pursuant to this Section 9.2 or otherwise related to, arising from or in respect of this Agreement unless and until the party or parties to be indemnified by Shareholders hereunder have suffered, incurred, sustained or become subject to Losses of VSI in excess of $100,000, in which event the indemnified parties shall be entitled to claim indemnity only for the amount of such Losses of VSI in excess of $100,000.

                 (c)      The obligations of Shareholders under this Section
9.2 with respect to a claim for indemnity for a misrepresentation or breach of warranty by Shareholders contained in Section 2.3 or Section 2.6(a)(i) (as such warranty relates to computers, furniture and equipment) shall be limited to the Merger Consideration.

                 (d)      The indemnity obligations of Shareholders under this
Section 9.2 with respect to all claims other than a claim of misrepresentation or breach of warranty by Shareholders contained in Section 2.3 or Section 2.6(a)(i) (as such warranty relates to computers, furniture and equipment) shall be limited recourse obligations of the Shareholders payable solely from, and only to the extent of, the Escrow Shares held by the Escrow Agent pursuant to the Escrow Agreement.

                 (e) Notwithstanding anything to the contrary set forth in this Agreement, the Exhibits and Schedules hereto, or any certificate or agreement executed and delivered in connection herewith or therewith (collectively, the "Documents"), the sole and exclusive remedy, at law and/or in equity, of VSI, the Subsidiary and any indemnitee, stockholder, officer, director or agent of VSI and/or the Subsidiary, against the Shareholders, their successors and assigns, for breach of any representation, warranty and/or covenant or obligations of ETI and/or the Shareholders contained in any of the Documents shall be the right to claim indemnification from the Shareholders under Section 9.2 of this Agreement subject to the threshold and limitations set forth in subsections 9.2(b), 9.2(c) and 9.2(d) hereof, respectively.

         9.3 INDEMNITY AGREEMENT OF VSI AND THE SURVIVING CORPORATION. VSI and the Surviving Corporation shall indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Shareholders or its respective representatives or assigns, (a "Loss of Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

                 (a) any period or periods of VSI and the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of VSI or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of VSI or the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

                 (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of VSI or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the VSI or the Subsidiary contained in any certificate furnished or to be furnished to the Shareholders by VSI or the Subsidiary pursuant to this Agreement.

                 (c) the failure of VSI or the Subsidiary to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of ETI in the manner presently conducted after the Closing Date, unless ETI is expressly notified in writing of such failure prior to Closing and elects to consummate the Closing notwithstanding such notification in which case such failure shall not subject VSI or the Subsidiary to any liability whatsoever under this Agreement or otherwise.

         9.4     INDEMNIFICATION PROCEDURE.

                 (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

                 (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which the Buyer has indemnification rights against Seller hereunder will materially and adversely affect Buyer or the Company other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at Sellers' expense.

SECTION 10.      REGISTRATION OF SHARES

         10.1 REGISTRATION. VSI will use its best efforts to effect the registration under the Securities Act of the VSI Common Stock constituting a portion of the Merger Consideration (the "Registrable Securities") promptly after the Closing Date. In that regard, VSI will:

                 (a) prepare and file with the SEC a registration statement on or before November 15, 1996, on any form that VSI is eligible to use, such form to be selected by VSI after consultation with counsel, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective on or before December 31, 1996. If, for any reason, VSI fails to cause a registration statement with the SEC to become effective on or before December 31, 1996, the Shareholders shall have the right to demand, not more than twice, registration of their respective Registrable Securities. Upon receipt of any such demand, VSI shall, as promptly as practicable prepare and file with the SEC a registration statement sufficient to permit the public offering of the Registrable Securities and will use its best efforts through its officers, directors, auditors, and counsel, in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable; provided, however, VSI shall only be obligated to file two such registrations for all of the Registrable Securities;

                 (b) if, at any time after December 31, 1996, VSI shall file a registration statement (other than on Form S-4 or Form S-8, or any successor form) with respect to its Common Stock with the SEC while the Shareholders own any shares of such Registrable Securities, VSI shall give the Shareholders at least thirty (30) days prior written notice of the filing of the proposed registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. If requested by the Shareholders in writing within fifteen (15) days after receipt of any such notice, VSI shall use its best efforts to register or qualify the Registrable Securities concurrently with the registration of such other securities, all to the extent required to permit the public offering or sale of the Registrable Securities through the facilities of the over-the-counter or appropriate stock exchange market. Notwithstanding the foregoing, if, in the case of an underwritten offering by VSI, the managing underwriter of such offering shall advise VSI in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by VSI would materially adversely affect the distribution of such securities by VSI, then VSI shall promptly furnish the Shareholders with a copy of such opinion and may require, by written notice to the Shareholders accompanying such opinion, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution;


                 (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of one hundred twenty (120) days after such registration statement becomes effective; and will furnish, upon request, to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                 (d) furnish to each seller of such Registrable Securities and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                 (e) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that VSI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection
(e) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent general service of process in any such jurisdiction;

                 (f) upon request, furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of (i) an opinion of counsel for VSI, dated the effective date of such registration statement, and
(ii) a "comfort" letter, dated the effective date of such registration statement, signed by the independent public accountants who have certified VSI's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                 (g) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he or it will not sell any Registrable Securities pursuant to such registration statement during the time that VSI is preparing and filing with the SEC a supplement to or an amendment of such prospectus or registration statement.

                 (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                 (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                 (j) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any of the VSI Common Stock is then listed or, if VSI Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such VSI Common Stock covered by such registration statement quoted on NASDAQ or, at the option of VSI, listed on a national securities exchange.

VSI may require each seller of Registrable Securities as to which any registration is being effected to furnish VSI such information regarding such seller and the distribution of such securities as VSI may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

         10.2 EXPENSES. Except as otherwise required by applicable law, VSI will pay all registration expenses in connection with the registration of the Registrable Securities pursuant to Section 10.1.

         10.3 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of the registration statement registering Registrable Securities under the Securities Act, VSI will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of VSI with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to VSI during the course of the registration process, sellers of Registrable Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants.

         10.4    INDEMNIFICATION.

                 (a) Indemnification by VSI. VSI will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 10.1, the seller of any Registrable Securities covered by such registration statement, its directors, trustees and officers, against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director or officer may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and VSI will reimburse such seller, and each such director, trustee and officer, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that VSI shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to VSI through an instrument duly executed by such seller or any such director, trustee or officer, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, trustee or officer, and shall survive the transfer of such securities by such seller. VSI shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities.

                 (b) Indemnification by the Sellers. VSI may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 10.1, that VSI shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 10.4) VSI, each director of VSI, each officer of VSI who shall sign such registration statement and each other person, if any, who controls VSI within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to VSI through an instrument only executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of VSI or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                 (c) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 10.4, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 10.4. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonable satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 10.4 (with appropriate modifications) shall be given by VSI and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                 (e)      Indemnification Payments.   The indemnification
required by this Section 10.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         10.5 SURVIVAL. VSI's obligations under this Section 10 shall survive the termination of the parties' representations and warranties pursuant to Section 9.1 hereof.

SECTION 11.      MISCELLANEOUS PROVISIONS

         11.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         11.2 FEES AND EXPENSES. Subject to Section 9, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid: (i) by VSI, if incurred by VSI or the Subsidiary; and (ii) by the Shareholders , if incurred by ETI or the Shareholders; provided, however that VSI will pay one-half of ETI's fee to the Geneva Group not to exceed $172,500.

         11.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         11.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to VSI:

                  VSI Enterprises, Inc.
                  5801 Goshen Springs Road
                  Norcross, Georgia 30071
                  Attn:  B.R. Brewer, President and Chief Operating Officer
                  Facsimile: (770) 441-1823

         with a copy to:

                  Smith, Gambrell & Russell
                  3343 Peachtree Road, N.E.
                  Suite 1800
                  Atlanta, Georgia 30326-1010
                  Attn: William L. Meyer, Esq.
                  Facsimile:  (404) 264-2652
                 if to ETI:

                          Eastern Telecom, Inc.
                          300 Metro Center Boulevard
                          Warwick, Rhode Island 02886
                          Attention: President
                          Facsimile: (401) 736-7318

                 with a copy to:

                          Duffy & Sweeney
                          300 Turks Head Building
                          Providence, Rhode Island 02903
                          Attention: Michael F. Sweeney, Esq.
                          Facsimile: (401) 455-0701

                 if to any of the Shareholders :

                          Mark E. Munro
                          20 Fore Royal Court
                          Jamestown, Rhode Island 02835

                          Susan S. Munro
                          111 Washington Avenue
                          Spring Lake, New Jersey 07762


         11.5 CONFIDENTIALITY. On and at all times after the Closing Date, ETI and each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in ETI's or such Shareholder's possession that relates to the business of ETI or the Subsidiary.

         11.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         11.7 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         11.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         11.9    GOVERNING LAW; VENUE.

                 (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

                 (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought to or otherwise commenced in any state or federal court located in New York, New York. Each party to this Agreement:

                          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in New York, New York (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

                          (ii) agrees that each state and federal court located in New York, New York shall be deemed to be a convenient forum; and

                          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in New York, New York, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         11.10   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon:
ETI and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); VSI and its successors and assigns (if any). This Agreement shall inure to the benefit of ETI, the Shareholders, VSI, and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, VSI may freely assign any or all of its rights (but not its obligations) under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         11.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         11.12   WAIVER.

                 (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                 (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         11.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11.15 PARTIES IN INTEREST. Except for the provisions of Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

         11.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         11.17   CONSTRUCTION

                 (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                 (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                 (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                            "VSI"
                            VSI ENTERPRISES, INC.,
                              a Delaware corporation


                            By: /s/ B.R. Brewer
                               --------------------------------------------
                                B. R. Brewer, President and Chief Operating
                                Officer


                            "SUBSIDIARY"
                            ETI ACQUISITION CO.,
                              a Delaware corporation


                            By: /s/ B.R. Brewer
                               --------------------------------------------
                                B. R. Brewer, President


                            "ETI"
                            EASTERN TELECOM, INC.
                               a Rhode Island corporation


                            By: /s/ Susan S. Munro
                               --------------------------------------------
                                Susan S. Munro, President

                                 "SHAREHOLDERS"


                                  /s/ Mark E. Munro                  (SEAL)
                                 ------------------------------------
                                 Mark E. Munro

                                  /s/ Susan S. Munro                 (SEAL)
                                 ------------------------------------
                                 Susan S. Munro

                                   EXHIBIT A

                              CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                 (a) the sale, license, disposition or acquisition of all or a material portion of ETI's business or assets;

                 (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of ETI or VSI, as the case may be; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of ETI or VSI, as the case may be; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of ETI or VSI, as the case may be; or

                 (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving ETI or VSI, as the case may be.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which ETI is a party; (b) by which ETI or any of its assets are or may become bound or under which ETI has, or may become subject to, any obligation; or (c) under which ETI has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to ETI or otherwise used by ETI.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to VSI on behalf of ETI and the Shareholders .

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on ETI if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on ETI's business, condition, assets, liabilities, operations, or financial performance.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, PCBs, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         PERSON.  "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.